Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

The Cooper Companies Inc. and Subsidiaries:

We consent to the use of our report incorporated by reference herein. Our report refers to a change in the accounting for Goodwill and Intangible Assets.

/s/ KPMG LLP

San Francisco, California

May 13, 2004